UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2007

NEXTPHASE WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27339	88-0343832
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 S. Harbor Boulevard, Suite 500, Anaheim, California 92805
(Address of principal executive offices) (Zip Code)

(800) 748-5548
Registrant’s telephone number, including area code

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 3 – Securities and Trading Markets

Item 3.03    Material Modifications to Rights of Security Holders.

On October 2, 2007, the Board of Directors of NextPhase Wireless, Inc. (the “Registrant”) approved a one (1)-for-twenty (20) reverse stock split (the “Reverse Split”) of the Registrant’s Common Stock, par value $0.001 per share (“Common Stock”), together with a corresponding reduction (from 200,000,000 to 10,000,000) in the number of authorized shares of the Registrant’s Common Stock. The Reverse Split was duly approved by the Board of Directors of the Registrant without shareholder approval in accordance with the authority conferred by Section 78.207 of the Nevada Revised Statutes.

Pursuant to the Reverse Split, every twenty (20) shares of the Registrant’s issued and outstanding Common Stock as presently classified will, as of the close of business on the record date, be reclassified and combined into one (1) whole post-split share of the Registrant’s Common Stock. No fractional shares of the Registrant’s Common Stock will be issued in connection with the Reverse Split. Shareholders who are entitled to a fractional post-split share will receive in lieu thereof one (1) whole post-split share.

It is expected that the Reverse Split will be effected at the close of business on November 2, 2007 (the “Record Date”), and that the post-split shares will begin trading on the OTC Bulletin Board at the opening of business on November 5, 2007 (the “Effective Date”), or at such time thereafter as is reasonably practicable.

The Reverse Split will not affect the Registrant’s Preferred Stock, par value $0.001 per share, of which no shares are issued and outstanding. Accordingly, after the Reverse Split the Registrant's authorized Preferred Stock will remain unchanged.

After the Reverse Split becomes effective, each shareholder's percentage ownership interest in the Registrant and proportional voting power will remain virtually unchanged except for minor changes that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of the Registrant’s Common Stock will be substantially unaffected by the Reverse Split. All issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the Reverse Split automatically on the Record Date of the Reverse Split. All shares, options, warrants or convertible securities that the Registrant has agreed to issue (or agrees to issue prior to the Record Date of the Reverse Split) also will be appropriately adjusted for the Reverse Split.

In connection with the Reverse Split there is no requirement that shareholders obtain new or replacement stock certificates. The presently issued certificates shall be deemed for all purposes to represent the number of post-split shares that result from the Reverse Split. Each shareholder of record of shares of the Registrant's Common Stock outstanding immediately prior to the Reverse Split may, but shall not be required to, contact the Registrant's Transfer Agent to exchange the certificates originally representing such shareholder’s shares of pre-split Common Stock for new certificates representing the number of whole shares of post-split Common Stock into which the shares have been converted. There may be a fee for such new certificates. Otherwise, new certificates shall be issued upon any transfer of shares of Common Stock after the Reverse Split. The contact information for the Registrant’s transfer agent is:

PACIFIC STOCK TRANSFER COMPANY
500 E. Warm Springs Road, Suite 240
Las Vegas, NV  89119
Phone: (702) 361-3033
Fax: (702) 433-1979

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 19, 2007	NEXTPHASE WIRELESS, INC.
(Registrant)

/s/ THOMAS HEMINGWAY
THOMAS HEMINGWAY
Chairman and Chief Operating Officer